Exhibit 10.2

tHIRD AMENDMENT TO
SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of the 23rd day of August, 2019 by and between Capstone Therapeutics Corp., a Delaware corporation located at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 232 Madison Avenue, Suite 600, New York, New York 10016 (the “Buyer”).

RECITALS

A.       The Buyer and the Company entered into that certain Securities Purchase, Loan and Security Agreement dated as of July 14, 2017 (the “Purchase and Loan Agreement”), pursuant to which the Buyer made a loan to the Company (the “Loan”) in the aggregate principal amount of $2,427,500, and which provided for quarterly interest payments.

B.       On January 30, 2018, the Buyer and the Company entered into that certain First Amendment to Securities Purchase, Loan and Security Agreement to provide that interest will no longer be payable quarterly and instead will all be due on the Maturity Date.

C. On March 15, 2019, the Buyer and the Company entered into that certain Second Amendment to Securities Purchase, Loan and Security Agreement to provide additional funds up to a Maximum Amount of $500,000 (now $700,000).

D.       The Buyer and the Company now wish to further amend the terms of the Purchase and Loan Agreement as set forth below to provide for recognition of the adoption of the Contingent Value Rights Agreement (“CVR”) and assignment of all rights to any net proceeds from the Company’s investment in LipimetiX Development, Inc. (“LDI”) to the shareholders of record as of July 10, 2019, as defined in the CVR.

IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.                  Recitals. All of the statements contained in the Recitals above are accurate, and by this reference, are hereby incorporated into and made a part of the body of this Amendment.

2.                  Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Purchase and Loan Agreement.

3.                  Amendment.

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3.1                  Section 2(c)(i) of the Purchase and Loan Agreement is hereby amended to read in its entirety as follows:

(c) Security Interest.

(i) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of all of the obligations of the Company under the Loan Documents (the “Obligations”), the Company hereby grants to the Buyer a continuing security interest in, and a right to set off against, any and all right, title and interest of the Company in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(1) all Accounts;

(2) all cash and cash equivalents;

(3) all Chattel Paper (including Electronic Chattel Paper);

(4) all Contract Rights;

(5) all Deposit Accounts;

(6) all Documents;

(7) all Equipment;

(8) all Financial Assets;

(9) all Fixtures;

(10) all General Intangibles;

(11) all Goods;

(12) all Instruments (including, without limitation, all promissory notes and certificated securities);

(13) all Inventory;

(14) all Investment Property;

(15) all Letter-of-Credit Rights;

(16) all Payment Intangibles;

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(17) all Software;

(18) all Supporting Obligations;

(19) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Company or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(20) all other personal property of any kind or type whatsoever owned by the Company; and

(21) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing, the Buyer will not have a security interest in the capital stock of LDI owned by the Company or any proceeds from the Company’s investment in LDI, as further defined in the CVR, and the capital stock of LDI or any proceeds from the Company’s investment in LDI is not Collateral.

Notwithstanding the foregoing, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, any of its rights or interests in any license, contract or agreement to which the Company is a party, but only to the extent that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms thereof or constitute a default thereunder. The parties hereto hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising.

3.2                 All references in the Purchase and Loan Agreement to the “Agreement” shall refer to the Purchase and Loan Agreement as amended hereby. To the extent the terms of the Note is inconsistent with the terms hereof, the Note is hereby modified to reflect the terms hereof.

3.3                 Buyer agrees to amend its UCC-1 filing to reflect the changes in Collateral in which it has a security interest per Section 3.1 above.

4.                  Continuing Effect. Except as expressly modified in this Amendment, the Purchase and Loan Agreement and the Note shall remain in full force and effect.

5.                  Fees. Within five (5) business days following receipt of reasonably satisfactory documentation thereof, the Company shall reimburse the Buyer or its designee(s) for up to $2,500 of reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Amendment (including, without limitation, UCC-1 filing fees, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by this Amendment and due diligence in connection therewith).

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6.                  General Provisions.

6.1       Counterparts and Telecopy Execution. This Amendment may be executed in counterpart, and any number of counterparts of this Amendment which have been executed by the Company and the Buyer shall constitute a single original. The Company’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by the Company, the telecopied or pdf signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

6.2       Ratification. The Buyer and the Company hereby ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects.

6.3       Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Delaware, except for its rules relating to conflicts of laws.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Securities Purchase, Loan and Security Agreement as of the day and year first written above.

BUYER:

BP PEPTIDES, LLC

By: /s/ Matthew E. Lipman
Name: Matthew E. Lipman
Title: Manager

COMPANY:

CAPSTONE THERAPEUTICS CORP.

By: /s/ John M. Holliman, III
Name: John M. Holliman, III
Title: Executive Chairman

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